Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 28, 2010 relating to the carve-out financial statements of NYFIX Transaction Services, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    FRIEDMAN LLP

May 4, 2011

East Hanover, New Jersey